EXHIBIT 23.1
                                                                    ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
PrivateBancorp, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 2000 (except with respect to the matter discussed in Note 20, as to which the date is February 11, 2000), included in the PrivateBancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1999, into this registration statement on Form S-8.

                                   /s/ ARTHUR ANDERSEN LLP




Chicago, Illinois
August 14, 2000